Consent of Independent Registered Public Accounting Firm

I consent to the inclusion in the Prospectus, of which this Registration Statement on Form S-1 is a part, of the report dated July 28, 2015 relative to the financial statements of AMERICATOWNE Inc. as of December 31, 2014 and for the period from April 22 (inception) through December 31, 2014, and the first quarter ending March 31, 2015.

I also consent to the reference to my firm under the caption "Experts" in such Registration Statement.

/s/Yichien Yeh, CPA
Yichien Yeh, CPA
Oakland Gardens, New York
July 31, 2015